UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2023

BLACK MOUNTAIN ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40907	86-2013849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Houston Street, Suite 400 Fort Worth, TX		76102
(address of principal executive offices)		(zip code)

(817) 698-9901

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and three quarters of one warrant	BMAC.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	BMAC	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock	BMAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2023, Black Mountain Acquisition Corp., a Delaware corporation (the “Company”), received a written notice (the “Notice”) from the staff of NYSE Regulation (the “Staff”) of the New York Stock Exchange (“NYSE”) indicating that the Staff has determined to commence proceedings to delist the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), units, each consisting of one share of Class A Common Stock and three-quarters of one warrant, each exercisable for one share of Class A Common Stock (the “Warrants”), and Warrants, from the NYSE. The Notice indicated that the Staff reached its decision to delist the Company’s securities pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company had fallen below the NYSE’s continued listing standard requiring a listed acquisition company to maintain an average aggregate global market capitalization attributable to its publicly-held shares over a consecutive 30 trading day period of at least $40,000,000.

The NYSE will apply to the Securities and Exchange Commission to delist the Company’s securities upon completion of all applicable procedures, including any appeal by the Company of the Staff’s decision. The Company does not intend to appeal the Staff’s determination and, accordingly, the Company expects that its securities will be delisted.

Trading in the Company’s securities on the NYSE has been suspended as of the date of the Notice.

Item 8.01	Other Events.

On December 5, 2023, the Company announced that it expects to redeem all of its outstanding shares of Class A Common Stock issued as part of the Units sold in the Company’s initial public offering (the “Public Stock”), effective as of the close of business on December 21, 2023, because the Company will not consummate an initial business combination within the time period required by its third amended and restated certificate of incorporation. In connection thereof, the per-share redemption price for the Public Stock will be approximately $10.76. A copy of the press release is furnished herewith as Exhibit 99.1.

The Company previously disclosed on a Current Report on Form 8-K filed on November 20, 2023 that, in connection with the special meeting of the Company’s stockholders held on November 17, 2023, stockholders holding 3,055,729 shares of Public Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account established in connection with the initial public offering (the “Trust Account”). The Company subsequently received a request to reverse the redemptions of a total of 226,749 shares of Public Stock. As a result, stockholders holding 2,828,980 shares of Public Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account, and approximately $30.2 million (or approximately $10.66 per share) was removed from the Trust Account to pay such holders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Press Release dated December 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2023

BLACK MOUNTAIN ACQUISITION CORP.

By:	/s/ Jacob Smith
Name:	Jacob Smith
Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

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